PRICESMART, INC.

2013 AMENDED AND RESTATED EQUITY INCENTIVE AWARD PLAN, AS AMENDED

RESTRICTED STOCK GRANT NOTICE AND
RESTRICTED STOCK AGREEMENT
PriceSmart, Inc., a Delaware corporation (the “Company”), pursuant to the PriceSmart, Inc. Amended and Restated 2013 Equity Incentive Award Plan, As Amended (the “Plan”), hereby grants to the holder listed below (“Holder”), the number of shares of the Company’s Common Stock (the “Shares”) indicated below. This Restricted Stock award (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Holder:
Grant Date:
Number of Shares of Restricted Stock:
Vesting Schedule:

The Shares shall vest and be released from the Forfeiture Restriction (as defined in the Restricted Stock Agreement) as follows:

Shares	Vest Date

In addition, the Shares shall vest immediately (i) prior to the occurrence of a Change in Control; and (ii) upon Termination of Service due to Holder’s death or Disability, so long as the Holder (A) received this Award in his or her capacity as an Employee or Consultant, and (B) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service.

SIGNATURE PAGE TO RESTRICTED STOCK GRANT NOTICE
Instructions: Please ACCEPT your grant of Restricted Stock digitally by logging on to your E*Trade account. A copy of your acceptance will be maintained in your E*Trade portal. A copy of the Spousal Consent (if applicable) should be sent to Human Resources.

PART I: SIGNATURES OF COMPANY AND HOLDER ACCEPTANCE

    By his or her digital acceptance, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Notice and the Restricted Stock Grant Agreement to which this signature page is attached. Holder has reviewed the Restricted Stock Notice and the Restricted Stock Agreement, and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the grant and fully understands all provisions of the Restricted Stock Grant Notice, the Restricted Stock Agreement, and the Plan. Holder has been provided with a copy or electronic access to a copy of the prospectus for the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Restricted Stock Grant Notice or the Restricted Stock Agreement.

PRICESMART, INC.		HOLDER
Print:		By:	______________________
Name:	Michael L. McCleary	Name:
Title:	Chief Financial Officer
Address:	9740 Scranton Road San Diego, CA 92121

PART II: CONSENT OF SPOUSE
If Holder is married, his or her spouse must sign the Consent of Spouse set forth below:
I, ________________________, spouse of Holder, have read and approve the Restricted Stock Grant Notice and the Restricted Stock Agreement. In consideration of issuing to my spouse the shares of the Common Stock of the Company as set forth in above, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Award and agree to be bound by the provisions of the Restricted Stock Grant Notice and the Restricted Stock Agreement insofar as I may have any rights in said agreements or any shares of the Common Stock of the Company issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of my signature below.
Dated:                             By:

EXHIBIT A
TO RESTRICTED STOCK GRANT NOTICE
PRICESMART, INC.
RESTRICTED STOCK AGREEMENT
Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Agreement (this “Agreement”) is attached, the Company has granted to Holder the number of shares of Restricted Stock set forth in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. The Grant Notice and this Agreement are subject to the Plan, the terms and conditions of which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE I.

GRANT OF RESTRICTED STOCK
I.1Grant of Restricted Stock. In consideration of Holder’s past service to the Company or any Subsidiary thereof or Holder’s agreement to remain in the service of the Company or any Subsidiary thereof, and for other good and valuable consideration that exceeds the aggregate par value of the Shares, effective on the Grant Date, the Company hereby grants to Holder the Shares, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan. The Shares, when issued in accordance with the terms hereof, shall be fully paid and nonassessable.
I.2Issuance of Shares. On the Grant Date, the Company shall issue the Shares to Holder and shall (a) cause a stock certificate or certificates representing the Shares to be registered in the name of Holder, or (b) cause such Shares to be held in book entry form. If a stock certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 4.6 below. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement.
ARTICLE II.

RESTRICTIONS ON SHARES
II.1Forfeiture Restriction. Subject to the provisions of Section 2.2 below, in the event of Holder’s Termination of Service for any reason, other than as a result of Holder’s death or Disability1, all of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction (the “Unreleased Shares”) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Holder. The Unreleased Shares shall be held by the Company in accordance with Section 2.3 until the Shares are forfeited as provided in this Section 2.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Holder hereby authorizes and directs the Secretary of the Company, or such other person designated by the Administrator, to transfer the Unreleased Shares which have been forfeited pursuant
1 As defined in the 2013 Plan

to this Section 2.1 from Holder to the Company. The Shares shall vest immediately upon Termination of Service due to Holder’s death or Disability, so long as the Holder (A) received this Award in his or her capacity as an Employee or Consultant, and (B) was in good standing as of the date of Termination of Service and was employed by or providing services to the Company or an Affiliate for at least one year prior to the date of the Termination of Service.
II.2Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction in accordance with the Vesting Schedule set forth in the Grant Notice. As soon as administratively practicable following the release of any Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Holder the certificate or certificates representing such released Shares in the Company’s possession belonging to Holder, or, if the released Shares are held in book entry form, then the Company shall remove the notations on the book form relating to the Forfeiture Restriction. Holder (or the beneficiary or personal representative of Holder in the event of Holder’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.
II.3Escrow of Shares. The Unreleased Shares shall be held by the Company until the Shares are forfeited as provided in Section 2.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. In such event, Holder shall not retain physical custody of any certificates representing Unreleased Shares issued to Holder. Holder, by acceptance of this Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Holder’s attorney(s)-in-fact to effect any transfer of forfeited Unreleased Shares to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.
ARTICLE III.

TAXATION AND TAX WITHHOLDING
III.1Representation. Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
III.2Section 83. Holder understands that Holder will recognize ordinary income for federal income tax purposes under Section 83 of the Code as and when the Forfeiture Restriction lapses. Holder understands that Holder may elect to be taxed for federal income tax purposes at the time the Shares are issued to Holder rather than as and when the Forfeiture Restriction lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of grant.
HOLDER ACKNOWLEDGES THAT IT IS HOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), AND

THE COMPANY AND ITS REPRESENTATIVES SHALL HAVE NO OBLIGATION OR AUTHORITY TO MAKE THIS FILING ON HOLDER’S BEHALF.
III.3Tax Withholding.
(a)Notwithstanding anything to the contrary in this Agreement, the Company and its Subsidiaries have the authority to deduct or withhold, or require Holder to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company and its Subsidiaries may withhold or Holder may make such payment in one or more of the forms specified below:
(i)by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;
(ii)by the deduction of such amount from other compensation payable to Holder;
(iii)with respect to any withholding taxes arising in connection with the vesting of the Shares, with the consent of the Administrator, by requesting that the Company and its Subsidiaries withhold a net number of vested Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;
(iv)with respect to any withholding taxes arising in connection with the vesting of the Shares, with the consent of the Administrator, by tendering to the Company vested shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;
(v)with respect to any withholding taxes arising in connection with the vesting of the Shares, through the delivery of a notice that Holder has placed a market sell order with a broker acceptable to the Company with respect to those Shares that are then becoming vested and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company or the applicable Subsidiary at such time as may be required by the Administrator, but in any event not later the settlement of such sale; or
(vi)in any combination of the foregoing.
(b)With respect to any withholding taxes arising in connection with the Shares, in the event Holder fails to provide timely payment of all sums required pursuant to Section 3.3(a), the Company shall treat such failure as an election by Participant to satisfy all or any portion of Holder’s required payment obligation pursuant to Section 3.3(a)(ii) or Section 3.3(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing the Shares to Holder or his or her legal representative unless and until Holder or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Holder resulting from the vesting of the Shares or any other taxable event related to the Shares.
(c)In the event any tax withholding obligation arising in connection with the Shares will be satisfied under Section 3.3(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Holder’s behalf a whole number of shares of Common Stock from those Shares that are then becoming vested as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Company or the Subsidiary with respect to which the withholding obligation arises. Holder’s acceptance of this Award constitutes Holder’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.3, including the transactions described in the previous sentence, as applicable.
(d)In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 3.3(a)(iii) or Section 3.3(a)(v): (i) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (ii) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (iii) Holder will be responsible for all broker’s fees and other costs of sale, and Holder agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (iv) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Holder as soon as reasonably practicable; (v) Holder acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (vi) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Holder agrees to pay immediately upon demand to the Company or its Subsidiary with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the Company’s or the applicable Subsidiary’s withholding obligation.
(e)Holder is ultimately liable and responsible for all taxes owed in connection with the Shares, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Shares. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Shares or the subsequent sale of the Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure this Award to reduce or eliminate Holder’s tax liability.
ARTICLE IV.

OTHER PROVISIONS
IV.1Restrictions on Transfer. No Unreleased Shares or any interest or right therein or part thereof, may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. This Award and the rights and privileges conferred hereby, including the Unreleased Shares, shall not be liable for the debts, contracts or engagements of Holder or his or her successors in interest and shall not be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings

(including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
IV.2Rights as Stockholder. Except as otherwise provided herein, upon issuance of the Shares by the Company to Holder, Holder shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.
IV.3Forfeiture and Claw-Back Provisions. Holder hereby acknowledges and agrees that the Shares are subject to the provisions of Section 11.5 of the Plan.
IV.4Adjustments. Holder acknowledges that the Shares are subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and Section 13.2 of the Plan.
IV.5No Right to Continued Service or Awards; Not a Contract of Employment or Service.
(a)Nothing in the Plan, the Grant Notice, or this Agreement shall confer upon Holder any right to continue in the employ or service of the Company or any Subsidiary, shall form part of any contract of employment or service between the Company or any Subsidiary and Holder, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, except to the extent expressly provided otherwise in a written agreement between the Company or any Subsidiary and Holder. No services are requested nor required, from Holder to the Company, for the purposes of this Award.
(b)The grant of the Shares is a one-time benefit and does not create any contractual or other right or interest to receive a grant of Awards or benefits in lieu of Awards in the future or otherwise. Future grants, if any, will be at the sole discretion of the Company. In addition, the value of the Shares is an extraordinary item of compensation outside the scope of any employment contract. As such, the Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the underlying Common Stock is unknown and cannot be predicted with certainty.
(c)The rights or opportunity granted to Holder to receive the Shares shall not give Grantee any rights or additional rights and if Grantee ceases to be employed by Holder’s employer, Holder shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Awards held by him or her which lapse or are forfeited by reason of his or her ceasing to be employed by Holder’s employer) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.
(d)Holder shall not be entitled to any compensation or damages for any loss or potential loss which he or she may suffer by reason of being unable to acquire or retain the Shares, or any interest therein, in consequence of the loss or Termination of Service with Holder’s employer for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair).
(e)Holder acknowledges that a fundamental purpose of the Award represented by this Agreement is to provide an incentive for Holder to maintain continued employment with Holder’s employer (as to which the Company has an interest in maintaining management stability).

(f)By accepting the grant of the Shares and not renouncing it, Holder is deemed to have agreed to the provisions of this Section 4.5.
IV.6Restrictive Legends and Stop-Transfer Orders.
(a)Any share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legends that may be required by state or federal securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN FORFEITURE RESTRICTIONS AND RESTRICTIONS ON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
(b)Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(c)The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
IV.7Governing Law; Severability; Venue. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Any suit brought with respect to the Award, the Grant Notice, the Plan or this Agreement shall be brought in the state or federal courts sitting in San Diego County, California, the parties hereby waiving any claim or defense that such forum is not convenient or proper. The jurisdiction agreement contained in this Section 4.7 is made for the benefit of the Company only, and the Company retains the right to bring proceedings in any other court of competent jurisdiction. By signing the Grant Notice, Holder is deemed to have agreed to submit to such jurisdiction. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.
IV.8Conformity to Securities Laws. Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
IV.9Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Shares shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
IV.10Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall impair any rights or obligations under the Award in any material way without the prior written consent of Holder.
IV.11Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s corporate headquarters or to the then-current email address for the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the most recent physical or email address for Holder listed in the Company’s personnel records. By a notice given pursuant to this Section 4.11, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
IV.12Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.
IV.13Paperless Administration. By accepting this Award, Holder hereby agrees to receive documentation related to the Award by electronic delivery, such as a system using an internet website or interactive voice response, maintained by the Company or a third party designated by the Company.
IV.14Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Holder with respect to the subject matter hereof, including without limitation, the provisions of any employment agreement or offer letter regarding equity awards to be awarded to Holder by the Company, or any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Holder by the Company.
IV.15Data Protection. Holder hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Holder’s “Data” (as defined below) by and among, as applicable, the Company and its Subsidiaries (the “Company Group”) for the purpose of administering his or her participation in the Plan. For purposes of this Section 4.15, “Data” means Holder’s personal information, including, but not limited to, Holder’s name, home address and telephone number, date of birth, social security number, “cedula” or other identification number, salary, nationality, job title, any Shares of stock or directorships held in the Company and details of all Awards held by Holder. Holder understands that Data will be transferred to such stock plan service providers as may be selected by the Company, which are assisting the Company with the implementation, administration and management of the Plan. Holder understands that the recipients of the Data may be subject to different data privacy laws and protections than those in Holder’s country. Holder authorizes the Company Group and any other possible recipients which may assist the Company with administering the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of administering Holder’s participation in the Plan. Holder understands that he or she may, at any time, request additional information about this consent (including a list with the names and addresses of all recipients of the Data), or withdraw this consent, by contacting in writing Holder’s local human resources representative. Withdrawal of this consent may affect Holder’s ability to participate in the Plan.
IV.16Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
IV.17Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.